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                                            Exhibit (i)


                       SEWARD & KISSEL LLP
                     ONE BATTERY PARK PLAZA
                       NEW YORK, NY 10004

                    Telephone: (212) 574-1200
                    Facsimile: (212) 480-8421
                         www.sewkis.com


                                  October 26, 2000


Alliance Bond Fund, Inc.
Alliance High Yield Fund, Inc.
Alliance Global Strategic Income Trust, Inc.
Alliance North American Government Income Trust, Inc
Alliance Global Dollar Government Fund, Inc.
Alliance Multi-Market Strategy Trust, Inc.
    1345 Avenue of the Americas
    New York, New York 10105

Ladies and Gentlemen:

    We have acted as counsel for each of the corporations named above (each, a "Company," and collectively, the "Companies") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of shares of each Company's common stock, par value per share as set forth in that Company's Charter (the "Common Stock"). Each Company is a Maryland corporation and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. This opinion is rendered to each Company severally, and not to the Companies jointly, and relates to Common Stock of each class and portfolio being registered pursuant to the Post-Effective Amendment to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") to become effective on November 1, 2000 pursuant to paragraph (b) of Rule 485 under the Securities Act (as so amended, the "Registration Statement") in which this letter is included as Exhibit (i).

    As counsel for a Company, we have participated in the preparation of that Company's Registration Statement. We have examined the Charter and By-laws of that Company and any amendments and supplements thereto and have relied upon a certificate of an Assistant Secretary of the Company certifying the resolutions of the Board of Directors of the Company authorizing the sale and issuance of shares of the Common Stock.



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We have also examined and relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

    Based on such examination, we are of the opinion that the shares of Common Stock of the Company to be offered for sale pursuant to the Registration Statement are, to the extent of the number of shares of the relevant class, and, if applicable, portfolio, authorized to be issued by the Company in its Charter, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable shares of Common Stock of the Company under the laws of the State of Maryland.

         We do not express an opinion with respect to any laws other than the laws of Maryland applicable to the due authorization, valid issuance and non-assessability of shares of common stock of corporations formed pursuant the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction. Members of this firm are admitted to the bar in the State of New York and the District of Columbia.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information- -Counsel" in the Part B thereof. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                  Very truly yours,

                                  /s/ Seward & Kissel LLP















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